UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2013

Semtech Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

1-6395	95-2119684
(Commission File Number)	(IRS Employer Identification No.)

200 Flynn Road Camarillo, California	93012-8790
(Address of principal executive offices)	(Zip Code)

805-498-2111

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 3, 2013, the Board of Directors of Semtech Corporation (the “Company”), based upon the recommendation of the Board’s Nominating and Governance Committee, expanded the size of the Board from eight to ten and appointed Dr. Carmelo Santoro and Ms. Sylvia Summers as directors to fill the vacancies created by such expansion.  Neither Dr. Santoro nor Ms. Summers have been named to any committees of the Board at this time.

Like the other non-employee members of the Board, Dr. Santoro and Ms. Summers will each receive an annual retainer of $45,000 for their service (prorated to reflect their service dates in 2013).  Each of Dr. Santoro and Ms. Summers will receive any additional compensation, including annual equity awards, consistent with that received by the Company’s other non-employee directors under the Company’s Policy Regarding Director Compensation, the terms of which are described in the Company’s Proxy Statement for Annual Meeting of Stockholders held June 21, 2012 under the caption “Director Compensation — Director Compensation Policy.” Consistent with such Policy, upon appointment as new Board members Dr. Santoro and Ms. Summers were each granted 20,000 options to purchase Company common stock at an exercise price of $33.22 per share.

Dr. Santoro is a business consultant with Santoro Technology Associates, which provides general management, strategic planning, marketing and operations services for the computer hardware and software, semiconductor, disk drive, networking, technology services, biotechnology and financial services industries. He previously served as President and Chief Executive Officer of Attensity, Inc., a leading provider of social analytics and engagement solutions.  His prior experience includes executive positions with Platinum Software Corporation and Silicon Systems. Dr. Santoro currently serves on the boards of several privately-held companies. He earned his Ph.D. in Solid State Physics from Rensselaer Polytechnic Institute and a B.S. in Physics from Manhattan College.

Ms. Summers has extensive experience in engineering, business development and leadership, including serving as the Chief Executive Officer and President of Trident Microsystems from 2007 to 2011. Prior to that experience, she held senior positions at Spansion LTD, Cisco Systems, Inc. and Storagetek. Ms. Summers currently serves on the Board of Directors for Headwaters, Inc., a public company providing product, technology and services to the heavy construction materials, light building products, and energy industries. She holds a B.S. in Electrical Engineering from Ecole Polytechnique Feminine in Paris, France, an M.S. in Electrical Engineering from the University of California, Berkeley, and an M.B.A. from Thomson CSF, France.

The public announcement regarding the appointment of Dr. Santoro and Ms. Summers was made by means of a press release on April 3, 2013, the text of which is set forth in Exhibit 99.1 to this Current Report on Form 8-K and which is incorporated herein by reference in its entirety.

Item 8.01. Other Events.

On April 3, 2013, the Company expanded the size of its Board of Directors from eight to ten directors in accordance with the Company’s Bylaws.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

99.1	Press Release dated April 3, 2013 by Semtech Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEMTECH CORPORATION

Date: April 5, 2013	By:	/s/ Emeka Chukwu
		Name:	Emeka Chukwu
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated April 3, 2013 by Semtech Corporation